Exhibit 21

                              List of Subsidiaries
                              --------------------



                 IVF America (NJ), Inc., a Delaware corporation

        Women's Medical & Diagnostic Center, Inc., a Florida corporation

          IntegraMed Pharmaceutical Services, Inc., a Texas corporation